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      As filed with the Securities and Exchange Commission on June 9, 1997

                                                       Registration No. 33-48486

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                  ------------

                            MELLON BANK CORPORATION
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                   25-1233834
  (state or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                             One Mellon Bank Center
                                500 Grant Street
                         Pittsburgh, Pennsylvania 15258
                                  412-234-5000
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             James M. Gockley, Esq.
                           Assistant General Counsel
                            Mellon Bank Corporation
                             One Mellon Bank Center
                                500 Grant Street
                         Pittsburgh, Pennsylvania 15258
                                  412-234-2053
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
         As soon as practicable after the Amendment becomes effective.

                                  ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

==============================================================================

     This Post-Effective Amendment No. 3 is filed pursuant to paragraph (b) of Rule 416 under the Securities Act of 1933 to reflect a change in the amount of securities registered hereunder. On April 15, 1997, Mellon Bank Corporation announced a two-for-one split with respect to its Common Stock, par value $.50 per share (the "Common Stock"), such split to be effected in the form of a stock dividend of one additional share of Common Stock on each share of Common Stock, payable on June 2, 1997 to holders of record of Common Stock at the close of business on May 1, 1997. As a result of the split, an additional 288,575 shares of Common Stock are registered hereunder, bringing the total number of shares registered hereunder to 2,617,184.


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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

         Exhibit 24.1 (Powers of Attorney) is filed herewith as part of this Post-Effective Amendment No. 3.


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                                   SIGNATURES
                            MELLON BANK CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, Mellon Bank Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 6th day of June, 1997.

                                          MELLON BANK CORPORATION

                                          By  FRANK V. CAHOUET
                                              ------------------------
                                              Frank V. Cahouet
                                              Chairman, President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed below by the following persons in the capacities indicated on the 6th day of June, 1997.

                                          By  STEVEN G. ELLIOTT
                                              ------------------------
                                              Steven G. Elliott
                                              Principal Financial Officer
                                              and Principal Accounting
                                              Officer

     FRANK V. CAHOUET, Director and Principal Executive Officer; DWIGHT L. ALLISON, JR., Director; BURTON C. BORGELT, Director; CAROL R. BROWN, Director;
J. W. CONNOLLY, Director; CHARLES A. CORRY, Director; C. FREDERICK FETTEROLF, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; GEORGE W. JOHNSTONE, Director; ROTAN E. LEE, Director; ANDREW W. MATHIESON, Director; EDWARD J. McANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; DAVID S. SHAPIRA, Director; W. KEITH SMITH, Director; WESLEY W. von SCHACK, Director; JOAB L. THOMAS, Director; WILLIAM J. YOUNG, Director.

                                          By  CARL KRASIK
                                              ------------------------
                                              Carl Krasik
                                              Attorney-in-fact

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                                INDEX TO EXHIBIT

Exhibit 24.1        Powers of Attorney for Directors          Filed herewith